EXHIBIT 99.1


CONTACT:  JOSEPH MACNOW
          (201) 587-1000


                                                   VORNADO OPERATING COMPANY
                                                       210 Route 4 East
                                                      Paramus, NJ  07652


FOR IMMEDIATE RELEASE - JULY 9, 2003
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PARAMUS, NEW JERSEY...... As previously disclosed in VORNADO OPERATING COMPANY's
(the "Company") second quarter 2002 Form 10-Q and subsequent Securities Exchange Commission ("SEC") filings, the American Stock Exchange (the "AMEX") notified the Company that it had fallen below the AMEX's continued listing standards as set forth in Sections 1003(a) (i) and (ii) because it had losses from continuing operations and/or net losses in two of its three most recent fiscal years and it had not maintained at least $2 million in stockholders' equity. On June 6, 2002, the Company submitted a plan to the AMEX to regain compliance. Recently, the AMEX notified the Company that because of its continuing failure to meet the listing standards it was going to remove the Company's common stock from listing on the AMEX, subject to approval by the SEC.

As a result the AMEX will, in the next several days, suspend trading in the Company's common stock. At or about that time, the Company anticipates quotation of its common stock on the "Bulletin Board" or in the "Pink Sheets" under a new ticker symbol. The Company will notify investors of both the place where its stock will be traded and its new ticker symbol when assigned. Investors should be aware that trading of the Company's common stock through market makers and quotation of the common stock on the Bulletin Board or in the Pink Sheets may involve decreased liquidity and risks not present when common stock is traded on a securities exchange.


Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with financing commitments, general competitive factors and costs and uncertainties associated with the Company's investee, AmeriCold Logistics.


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